UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) August 12, 2010


                       NORTH AMERICAN GOLD & MINERALS FUND
             (Exact name of registrant as specified in its charter)

          Nevada                       333-141426                    N/A
(State or Other Jurisdiction          (Commission               (IRS Employer
     of Incorporation)                File Number)           Identification No.)

848 N. Rainbow Blvd. # 3003, Las Vegas, NV                          89107
 (Address of Principal Executive Offices)                        (Zip Code)

                                 (702) 635-8146
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL
          YEAR

On August 12, 2010, the Company's Board of Directors approved a Certificate of Designations, Preferences and Rights of Series A Preferred Stock for 52,085,000 shares of Series A Preferred Stock and a Certificate of Designation, Rights and Preferences of Series B Preferred Stock for 62,630,000 shares of Series B Common Stock. Both of the Certifications have been filed by the Company with the Nevada Secretary of State.

The Company's Series A Preferred Stock has liquidation and dividend preferences that apply to future distributions from Bouse Gold Inc., a Wyoming corporation ("Bouse Gold"); the Series B Preferred Stock has liquidation and dividend preferences that apply to future distributions from South Copperstone Inc., a Wyoming corporation ("South Copperstone"). The liquidation preference of the preferred stock is $16.00 per share for the Series A Preferred Stock and $2.20 per share for the Series B Preferred Stock. The annual non-cumulative dividend preference for both Series A and Series B Preferred Stock is 3% of the respective liquidation preference. Both the Series A and Series B Preferred Stock may be redeemed by the Company at any time after January 1, 2011 at a cash redemption price equal to the liquidation preference.

ITEM 9.01 EXHIBITS

3.03 Certificate of Designations, Preferences and Rights of Series A Preferred Stock dated August 12, 2010

3.04 Certificate of Designations, Preferences and Rights of Series B Preferred Stock dated August 12, 2010

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH AMERICAN GOLD & MINERALS FUND


/s/ Ronald Yadin Lowenthal
-----------------------------------
Ronald Yadin Lowenthal
President and Director

August 12, 2010